EXHIBIT 21.1

Seagate Technology Public Limited Company Subsidiaries as of June 30, 2017

Seagate Technology Public Limited Company	Ireland
Seagate Technology	Cayman
Seagate Technology (Dublin Branch)	Ireland
Seagate HDD Cayman	Cayman
Seagate Technology (US) Holdings, Inc.	Delaware
EVault, Inc.	Delaware
EVault Canada Inc.	Canada
EVault (EMEA) B.V.	Netherlands
EVault UK Limited	United Kingdom
EVault GmbH i. L.	Germany
EVault Solutions Pte. Ltd.	Singapore
Seagate Solutions France S.A.S.	France
Seagate Cloud Systems, Inc.	Delaware
Seagate Cloud Systems Japan Ltd.	Japan
Dot Hill Singapore Pte. Ltd.	Singapore
Dot Hill Germany GmbH	Germany
Dot Hill Systems Europe Ltd.	United Kingdom
Dot Hill Systems Hungary Trade Ltd.	Hungary
Dot Hill System Services (Foshan) Limited	China
Dot Hill Systems Tianjin Ltd.	China
Dot Hill Systems Israel Ltd.	Israel
Cloverleaf Communications, Inc.	Delaware
Dot Hill Israel Ltd.	Israel
Seagate Technology AB	Sweden
Seagate Technology Australia Pty. Limited	Australia
Seagate Technology GmbH	Germany
Seagate Technology (Hong Kong) Limited	Hong Kong
Seagate Technology SAS	France
Seagate Technology Taiwan Ltd.	Taiwan
Seagate US LLC	Delaware
Quinta Corporation	California
Seagate Technology LLC	Delaware
Seagate Technology Canada Inc.	Canada
Seagate Federal, Inc.	Delaware
LaCie, Ltd.	Oregon
Seagate Systems (US) Holdings Inc.	Delaware
Seagate Systems (US) Inc.	California
Seagate Technology International	Cayman
Seagate Technology International (Singapore Branch)	Singapore
Maxtor Global Ltd.	Bermuda
Maxtor Luxembourg S.àr.l.	Luxembourg
Seagate International (Johor) Sdn. Bhd.	Malaysia
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Seagate Technology (Suzhou) Co., Ltd.	China
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Global Business Services (Malaysia) Sdn. Bhd.	Malaysia
Seagate Technology (Thailand) Limited	Thailand
Seagate Technology HDD (India) Private Limited	India

Seagate Technology HDD (India) Private Limited (Pune Branch)	India
Seagate Technology HDD (India) Private Limited (Bangalore Branch)	India
Seagate Technology (Ireland)	Cayman
Seagate Technology (Ireland) (Springtown Branch)	United Kingdom
Seagate Brasil Comércio e Representação de Produtos de Informática Ltda.	Brazil
Seagate Brasil Comércio e Representação de Produtos de Informática Ltda. (Sao Paulo Branch)	Brazil
Seagate Technology UK Ltd.	United Kingdom
Seagate Technology UK Ltd. (Dublin Branch)	Ireland
Seagate Technology UK Ltd. (Moscow Branch)	Russia
Seagate Technology MEA DMCC	Dubai
Seagate Systems (Bermuda) Limited	Bermuda
Seagate Systems (Malaysia) Sdn. Bhd.	Malaysia
Seagate Systems (UK) Limited	United Kingdom
Seagate Systems (UK) Limited (Singapore Branch)	Singapore
Seagate Systems (Havant) Limited	United Kingdom
Seagate Systems (Philippines), Inc.	Philippines
Seagate Systems (México) S.A. de C.V.	Mexico
Seagate Systems (Canada) Limited	Canada
Seagate Systems (Singapore) Pte. Limited	Singapore
Seagate Business Centre (UK) Ltd.	United Kingdom
Seagate Business Centre (Singapore) Pte. Ltd.	Singapore
Seagate Business Centre GmbH	Germany
Seagate Korea Ltd.	Korea
Seagate Korea Ltd. (Seoul Branch)	Korea
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
Seagate Singapore International Headquarters Pte. Ltd. (Netherlands Branch)	Netherlands
LaCie Asia Limited	Hong Kong
Seagate Technology International (Wuxi) Company Limited	China
Seagate Technology (Netherlands) B.V.	Netherlands
Nippon Seagate Inc.	Japan
Seagate Technology Services (Shanghai) Co., Ltd.	China
Seagate Technology Services (Shanghai) Co., Ltd. (Beijing Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Shenzhen Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Dongguan Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Chengdu Branch)	China
LaCie Group S.A.S.	France
LaCie SAS	France
LaCie Ltd	United Kingdom
LaCie Electronique D2, S.A.	Spain
LaCie SPRL	Belgium
LaCie S.r.l. in Liquidazione	Italy
LaCie AB	Sweden
LaCie GmbH	Germany
LaCie AG	Switzerland